Exhibit 99.1

Revance Adds Life Sciences Audit Executive Chris Nolet to Board of Directors

- Nolet will serve as Chair of the Audit Committee -

NEWARK, Calif., July 17, 2019 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company developing a new category of high-performance neuromodulators for use in treating aesthetic and therapeutic conditions, today announced the appointment of Chris Nolet to the company’s Board of Directors. Mr. Nolet brings deep experience as a long-time audit partner and business advisor in the Life Sciences industry, and will provide strong leadership as he also assumes the role of Chair of the Revance Audit Committee, planned for mid-August.

“Chris Nolet brings an extraordinary record of industry-shaping consultation to the Revance Board of Directors,” said Dan Browne, President and Chief Executive Officer of Revance. “Chris’s leadership roles with Ernst & Young (EY) Life Sciences Industry Group and the California Life Sciences Industry Association (CLSA) among others, bring invaluable economic, operational, and policy expertise to the company. As Chair of the Audit Committee, he will provide valuable oversight of our corporate accounting and financial reporting processes, internal controls, financial reporting and audit functions, as we our progress towards commercial company status.”

Mr. Nolet is the former West Region Life Sciences Industry Leader & Partner at EY, retiring in June of 2019 after more than 38 years in the profession. In addition to serving clients, his responsibilities included leading West Region EY Life Sciences Industry Group, and serving as a member of the Global EY Life Sciences Executive Leadership Group, which established policies and operating strategies for EY Life Sciences practice worldwide. He currently serves on both the Executive Committee and Audit Committee (Chair) of CLSA, and is a former member of the Finance & Investment Committee and Emerging Companies Section of the Biotechnology Innovation Organization. Prior to joining EY, Mr. Nolet was a partner at PricewaterhouseCoopers where he led the Life Sciences practice in the western U.S. He has a B.S. in Accounting from San Diego State University and is a Certified Public Accountant in California.

“I have been very fortunate to work with the full range of life sciences companies, from rapidly growing venture-capital backed startups to Fortune 100 companies, and understand the underpinnings of a successful commercial biotech business,” said Mr. Nolet. “I am elated to be a part of the Revance board as the company prepares to meaningfully transform patient experiences and disrupt the $4.5 billion global neuromodulator industry with its innovative science.”

About Revance Therapeutics, Inc.

Revance Therapeutics is a biotechnology company focused on developing transformative neuromodulators to address a broad spectrum of aesthetic and therapeutic conditions. Revance’s lead product candidate, DaxibotulinumtoxinA for Injection (DAXI), utilizes a unique proprietary peptide excipient technology combined with highly purified botulinum toxin type A to produce a novel, long-acting neuromodulator. In aesthetics, Revance successfully completed its Phase 3 program for DAXI in glabellar (frown) lines and is currently pursuing U.S. regulatory approval in 2020, while also running two separate Phase 2 studies in forehead lines and lateral canthal lines (crow’s feet). In therapeutics, DAXI is being studied in three indications, including a Phase 3 trial in cervical dystonia, a Phase 2 trial in adult upper limb spasticity, and a Phase 2 trial in plantar fasciitis, with plans to also study migraine. Beyond DAXI, Revance also has begun development of a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. More information on Revance may be found at www.revance.com.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
BOTOX® is a registered trademark of Allergan, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates, the initiation, design, timing and results of our clinical studies statements about our business and brand strategy, including our potential products, timeline and other goals and market for our anticipated products, plans and prospects; including our plans and timing and potential commercialization, with respect to our product candidates; statements about potential benefits of our drug product candidates and our excipient peptide and other technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" of our of our quarterly report on Form 10-Q filed May 9, 2019. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

###
Contacts
INVESTORS
Revance Therapeutics, Inc.:
Jeanie Herbert, 714-325-3584
jherbert@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

MEDIA
General Media:
Y&R:
Jenifer Slaw
347-971-0906
jenifer.slaw@YR.com
or
Trade Media:
Nadine Tosk, 504-453-8344
nadinepr@gmail.com

Source: Revance Therapeutics, Inc.